                          364-DAY REVOLVING CREDIT NOTE


$4,166,667.00                                                 New York, New York
                                                              February 12, 1999


         FOR VALUE RECEIVED, the undersigned ARMOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay on the 364-Day Termination Date to the order of SUNTRUST BANK, NORTH FLORIDA, N.A. (the "Lender"), at the office of Canadian Imperial Bank of Commerce, 425 Lexington Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) FOUR MILLION ONE HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SEVEN AND 00/100 DOLLARS ($4,166,667.00) and (b) the aggregate unpaid principal amount of all 364-Day Revolving Credit Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement referred to below.

         The undersigned further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates as provided in Section 6.1 of the Credit Agreement referred to below, until paid in full (both before and after judgment).

         The holder of this Revolving Credit Note is authorized to, and so long as it holds this 364-Day Revolving Credit Note shall, record the date, Type and amount of each 364-Day Revolving Credit Loan made by the Lender pursuant to
Section 2.1 of the Credit Agreement, each Continuation thereof and each Conversion of all or a portion thereof to another Type pursuant to Section 6.2 of the Credit Agreement, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto, on the schedules annexed hereto and constituting a part hereof, or on a continuation thereof which shall be annexed hereto and constitute a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this 364-Day Revolving Credit Note or under the Credit Agreement.

         This 364-Day Revolving Credit Note is one of the 364-Day Revolving Credit Notes referred to in the Credit Agreement, dated as of February 12, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time parties thereto (the "Lenders"), NationsBank, N.A., as Documentation Agent, and Canadian Imperial Bank of Commerce, as Administrative Agent for the Lenders thereunder, is entitled to the benefits thereof, and is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this 364-Day Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

         This 364-Day Revolving Credit Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


                                       ARMOR HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          Name:  Robert R. Schiller
                                          Title: Vice President - Corporate
                                                 Development

                                                                                                  SCHEDULE A to
                                                                                  364-Day Revolving Credit Note
                                                                                  -----------------------------


                                             LOANS, CONVERSIONS AND PAYMENTS
                                                   OF BASE RATE LOANS
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                                             Amount of
                          Amount of          Base Rate
                          Eurodollar         Loans                                  Unpaid
            Amount        Loans              Converted                              Principal
            of Base       Converted          into                Amount of          Balance of
            Rate          into Base          Eurodollar          Principal          Base Rate          Notation
Date        Loan          Rate Loans         Loans               Repaid             Loans              Made by
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                                                                                                SCHEDULE B to
                                                                                364-Day Revolving Credit Note
                                                                                -----------------------------
                                             LOANS, CONVERSIONS AND PAYMENTS
                                                   OF EURODOLLAR LOANS
                                                 -----------------------

        Amount
        of
        Euro-                                          Amount of
        dollar       Amount of         Interest        Eurodollar
        Loan         Base Rate         Period and      Loans                        Unpaid
        (and         Loans             Eurodollar      Converted       Amount       Principal
        Contin-      Converted         Rate with       into Base       of Prin-     Balance of
        uations      into Euro-        Respect         Rate            cipal        Euro-dollar    Notation
Date    Thereof)     dollar Loans      Thereto         Loans           Repaid       Loans          Made by
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